Exhibit 11.2 to the quarterly report on Form 10-Q of W.W. Grainger, Inc. for the quarter ended September 30, 2002

W.W. Grainger, Inc., and Subsidiaries
COMPUTATIONS OF EARNINGS PER SHARE

                                                        2002                  2001
Basic:                                              -------------         -------------
------
Three months ended September 30:

Nine months ended September 30, as reported
  in Exhibit 11.1                                   $        1.61         $        1.21

Six months ended June 30, as previously reported    $        0.96         $        0.61
                                                    -------------         -------------
Earnings per share for the three
  months ended September 30                         $        0.65         $        0.60
                                                    =============         =============

Diluted:
--------
Three months ended September 30:

Nine months ended September 30, as reported in
  Exhibit 11.1                                      $        1.57         $        1.19

Six months ended June 30, as previously reported    $        0.93         $        0.60
                                                    -------------         -------------
Earnings per share for the three months ended
  September 30                                      $        0.64         $        0.59
                                                    =============         =============

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